Exhibit 99.1

Kaleido Biosciences Announces New Chairperson Appointment to its Board of Directors

–Current Director Theo Melas-Kyriazi appointed Chairperson of the Board of Directors–

LEXINGTON, MA—August 9, 2021—Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a differentiated, chemistry-driven approach to targeting the microbiome to treat disease and improve human health, today announced the appointment of current Board member Theo Melas-Kyriazi as Chairperson of the Board of Directors effective August 9, 2021. Concurrently Michael (Mike) Bonney has resigned from the Board of Directors and his position as Chairperson due to increased demands from other business obligations.

“I am delighted that Theo has taken on the role of Chairperson of the Board” said Dan Menichella, President and Chief Executive Officer of Kaleido. “As a board member, Theo has contributed significantly to Kaleido, drawing on his deep experience in financial and corporate strategy and expertise in building life sciences companies. We will benefit from his leadership as we advance microbiome solutions that have substantial impacts on human health. I also want to express my deep appreciation to Mike for his strong leadership and unwavering commitment to the success of Kaleido, having served as both CEO and Chairperson of the Board, and wish him well in his next endeavors.”

“It has been a tremendous privilege to be part of the talented team at Kaleido, and I am proud of our progress in harnessing a chemistry-driven approach to target the microbiome and treat disease,” said Mr. Bonney. “Under Dan’s leadership and with support from Theo as Chairperson, I have every confidence this team will unlock the power of Microbiome Metabolic TherapyTM candidates (MMTs).”

“Mike has been a delight to work alongside and learn from, and I am honored to succeed him as Kaleido’s Chairperson,” said Mr. Melas-Kyriazi. “This is an exciting time for the business, and I am eager to continue working closely with Dan, the Kaleido management team and my colleagues on the Board as we advance our current clinical candidates while also pursuing opportunities to expand the pipeline into more therapeutic areas.”

Mr. Melas-Kyriazi has served as a Director on the Kaleido BOD since July 2019. Since 2006, he has served as Chief Financial Officer of Levitronix Technologies Inc. and its predecessor companies. Mr. Melas-Kyriazi also serves as an Executive Partner at Flagship Pioneering, which he joined in April 2019, and has served as a board member of Evelo Biosciences, Inc. since 2017 and of Codiak Biosciences, Inc. since 2019. From 1986 to 2004, Mr. Melas-Kyriazi served in a variety of management roles at Thermo Fisher Scientific, including serving as CFO from 1999 to 2004. Mr. Melas-Kyriazi received his M.B.A. from Harvard Business School.

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to targeting the microbiome to treat disease and improve human health. The Company has built a proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the gut’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our anticipated strategy, business plans and focus. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering and those risks more fully discussed in the section entitled "Risk Factors" in Kaleido’s annual report on Form 10-K for the fiscal year ended December 31, 2020, which is available at www.sec.gov, as well as discussions of potential risks, uncertainties, and other important factors in Kaleido’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Kaleido’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Kaleido undertakes no duty to update this information unless required by law.

Contacts:
Kaleido Biosciences
William Duke, Jr.
Chief Financial Officer
617-890-5772
william.duke@kaleido.com

Investors and Media
Kotaro Yoshida
Argot Partners
212-600-1902

kaleido@argotpartners.com

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